Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Cannae Holdings, Inc.

Address of Joint Filer:	1701 Village Center Circle Las Vegas, NV 89134

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	System1, Inc. [SST]

Date of Earliest Transaction Required to be Reported:	April 19, 2022

Designated Filer:	Cannae Holdings, Inc.

Signature:

CANNAE HOLDINGS, INC.

/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Executive Vice President, General Counsel and Corporate Secretary
Date:	April 21, 2022

Joint Filer Information

Name of Joint Filer:	Cannae Holdings, LLC

Address of Joint Filer:	c/o Cannae Holdings, Inc. 1701 Village Center Circle Las Vegas, NV 89134

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	System1, Inc. [SST]

Date of Earliest Transaction Required to be Reported:	April 19, 2022

Designated Filer:	Cannae Holdings, Inc.

Signature:

CANNAE HOLDINGS, LLC

/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Managing Director, General Counsel and Corporate Secretary
Date:	April 21, 2022